UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement
The information contained in Item 5.02 regarding Steven Laub’s employment agreement is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Departure of Executive Officers
Atmel Corporation (the “Company”) has announced that on August 5, 2006, the Board of Directors terminated four officers of the Company:
•	George Perlegos as President and Chief Executive Officer of the Company;
•	Gust Perlegos as Executive Vice President, Office of the President;
•	the Vice President and General Counsel and Assistant Secretary; and
•	the Vice President of Planning and Information Technology.
The Board’s decision was made following an independent investigation into allegations regarding the misuse of corporate travel funds. Messrs. George Perlegos and Gust Perlegos have been asked to resign as members of the Company’s Board of Directors.
Appointment of Executive Officer
The Company also announced that on August 6, 2006, the Board of Directors appointed Steven Laub as President and Chief Executive Officer of the Company. Mr. Laub, 47, has served as a director of the Company since February 10, 2006. He most recently was a technology partner at Golden Gate Capital Corporation, a private equity buyout firm, and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. From 2004 to 2005, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Prior to that time, Mr. Laub spent 13 years in executive positions (including President, Chief Operating Officer and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and related software. Prior to joining Lattice Semiconductor, Mr. Laub was a partner at Bain and Company, a global strategic consulting firm. Mr. Laub holds a degree in economics from the University of California, Los Angeles (BA) and a degree from Harvard Law School (JD).
In connection with Mr. Laub’s appointment as President and Chief Executive Officer of the Company, he entered into an employment agreement with the Company (the “Agreement”) under which he will serve as President and Chief Executive Officer of the Company, commencing August 7, 2006. Mr. Laub will report to the Company’s Board of Directors and will render such business and professional services in the performance of his duties, consistent with his position within the Company, as will reasonably be assigned to him by the Board. The Company has agreed to nominate Mr. Laub for re-election as a member of the Board at each annual meeting during the term of the Agreement.
Pursuant to the Agreement, Mr. Laub will be paid an annual base salary of $700,000, subject to annual review. Mr. Laub will be eligible to receive annual cash incentives payable for the achievement of performance goals established by the Board or by the Compensation Committee of the Board; his target annual incentive will be not less than 100% of his annual base salary. In addition, the Company’s Board of Directors has granted Mr. Laub an option to purchase 1,450,000 shares of the Company’s Common Stock as of August 7, 2006 at a per share exercise price equal to the closing price per share on The Nasdaq Stock Market (“Nasdaq”) for the Company’s Common Stock on August 7, 2006. Twenty five percent (25%) of the shares subject to this option shall vest on the first anniversary of the date of grant, and 1/48th of the shares subject to this option shall vest monthly thereafter, assuming Mr. Laub’s continued employment with the Company on each scheduled vesting date.

In addition, the Company has agreed to use its commercially reasonable best efforts to secure approval from the Nasdaq for the grant of an additional option to purchase 2,550,000 shares of the Company’s Common Stock at a per share exercise price equal to the closing price per share on the Nasdaq for the Common Stock of the Company on the date of grant (the “Stand-Alone Grant”). Twenty five percent (25%) of the shares subject to this option would vest on August 7, 2007, and the remainder of the shares subject to this option would vest pro-rata monthly over the three (3) year period commencing on August 7, 2007, assuming Mr. Laub’s continued employment with the Company on each scheduled vesting date.
If the Company does not receive Nasdaq approval of the Stand-Alone Grant by December 31, 2006, then on January 2, 2007 (assuming Mr. Laub is still employed by the Company), the Company will grant to Mr. Laub (i) an option to purchase an additional 500,000 shares of Common Stock at a per share exercise price equal to the closing price per share on the Nasdaq for the Company’s Common Stock on January 2, 2007 (the “Additional Option”) and (ii) 1,000,000 shares of restricted stock (or restricted stock units) (the “Restricted Stock”). Twenty five percent (25%) of the shares subject to the Additional Option would vest on August 7, 2007, and the remainder of the shares subject to the Additional Option would vest pro-rata monthly over the three (3) year period commencing on August 7, 2007, assuming Mr. Laub’s continued employment with the Company on each scheduled vesting date. Twenty five percent (25%) of the Restricted Stock would vest on August 7, 2007, and the remainder of the Restricted Stock would vest pro-rata quarterly over the three (3) year period commencing on August 7, 2007, assuming Mr. Laub’s continued employment with the Company on each scheduled vesting date.
Mr. Laub will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time.
The Agreement provides for certain payments and benefits to be provided to Mr. Laub in the event that he is terminated without “cause” or that he resigns for “good reason,” including if such actions occur in connection with a “change of control,” as each such term is defined in the Agreement.
The Agreement contains covenants for the benefit of the Company relating to non-solicitation, non-competition, non-disparagement and the protection of the Company’s confidential information.
Appointment of Non-executive Chairman of the Board of Directors
The Company also announced that on August 6, 2006, the Board of Directors appointed David Sugishita as Non-executive Chairman of the Board of Directors. Mr. Sugishita has served as a director of the Company since February 2004.
A copy of the press releases relating to these announcements are attached as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated as of August 7, 2006 entitled “Atmel Board of Directors Appoints Steven Laub President and CEO.”
99.2	Press release dated as of August 7, 2006 entitled “George Perlegos, Gust Perlegos and Two Additional Atmel Officers Terminated.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
Date: August 7, 2006	By:	/s/ Robert Avery
Robert Avery
Vice President Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of August 7, 2006 entitled “Atmel Board of Directors Appoints Steven Laub President and CEO.”
99.2	Press release dated as of August 7, 2006 entitled “George Perlegos, Gust Perlegos and Two Additional Atmel Officers Terminated.”